Exhibit 5.2

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard St, P.O. Box 48600 Vancouver, BC, Canada V7X 1T2 T 604.687.5744 F 604.687.1415 blg.com

March 16, 2012

Vista Gold Corp.

Suite 5, 7961 Shaffer Parkway

Littleton, Colorado

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as British Columbia counsel to Vista Gold Corp., a Yukon Territory corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of common shares, without par value (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or any combination thereof (“Units”), (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to as the “Securities”).  The aggregate offering prices of the Securities that may be offered and sold by the Company pursuant to the Registration Statement to which this opinion is an exhibit will not exceed U.S.$200 million. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United

States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares, Units comprised of, in whole or in part, Common Shares or Subscription Receipts for, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise of Warrants or Subscription Receipts, there will be sufficient Common Shares authorized and unissued under the Company’s then operative articles of incorporation (the “Articles of Incorporation”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Articles of Incorporation and then operative bylaws of the Company (the “Bylaws” and collectively with the Articles of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement are governed by British Columbia law, and (k) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(1)      With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(2)      With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(3)      With respect to Units, assuming that (a) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 1 above, (b) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 2 above, and (c) any Common Shares that form a part of such Units are validly issued, fully paid and nonassessable, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications:

(a)                                  the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)                                 no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)                                  no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)                                 no opinion is given with respect to rights to indemnity and contribution;

(e)                                  the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)            concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)           the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)          the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)          the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)           the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)                                    a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)                                 the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)                                 the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

The foregoing opinions are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion is addressed to the Company in connection with the filing of the Registration Statement and may not be relied upon by any other person without our prior written consent.  Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

Borden Ladner Gervais LLP